EXECUTION VERSION 743429912 RECEIVABLES SALE AGREEMENT This RECEIVABLES SALE AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Agreement”) is made as of September 30, 2021, between Constellium Muscle Shoals LLC, a Delaware limited liability company (“Seller”) and Constellium Muscle Shoals Funding III LLC, a Delaware limited liability company (“Purchaser”). RECITALS WHEREAS, Seller is a supplier of goods or services to each account debtor listed on Schedule 1 hereto (each an “Account Debtor” and, collectively, the “Account Debtors”) and is the legal and beneficial owner of Receivables (as hereinafter defined) payable by each such Account Debtor; WHEREAS, Seller desires to sell certain Receivables to Purchaser, and Purchaser is willing to purchase from Seller such Receivables, in which case the terms set forth herein shall apply to such purchase and sale; WHEREAS, the Purchaser and Wise Alloys Funding II, LLC have previously entered into that certain Receivables Sale Agreement dated as of March 16, 2016 (as amended through and prior to the date hereof, the “Prior Agreement”); WHEREAS, the Prior Agreement is expiring pursuant to its terms on September 30, 2021 and the parties hereto wish to replace the Prior Agreement with this Agreement. THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. DEFINITIONS. (a) Certain capitalized terms used in this Agreement shall have the meanings given to those terms in Exhibit A attached hereto and thereby incorporated herein. (b) As used in this Agreement, the terms “include” and “including” shall be read as if followed by “without limitation” whether or not so followed. 2. SALE AND PURCHASE. (a) Sale. Commencing on the date hereof and ending on the Purchase Termination Date, Seller may from time to time make an offer to sell to Purchaser certain Proposed Receivables by submitting to Purchaser a request substantially in the form of Exhibit B hereto by 2:00 p.m., (New York City time), at least three Business Days prior to any purchase hereunder (a “Purchase Request”), and Purchaser agrees, subject to the requirements for purchase and all of the terms and conditions therefor set forth herein (including the conditions precedent set forth in Section 2(c)), to purchase or accept as a capital contribution, as set forth in Section 2(e) from Seller the Proposed Receivables identified in such Purchase Request. Subject to the satisfaction of the conditions precedent set forth in Section 2(c) hereof, Purchaser shall and hereby does purchase or accept as a capital contribution, as set forth in Section 2 (e) from Seller, and Seller shall and hereby

2 743429912 does sell to Purchaser, without representation, warranty, covenant or recourse except as expressly provided herein, all of Seller’s right, title and interest in such Proposed Receivables and all Related Rights with respect thereto as of the applicable Purchase Date (all such Proposed Receivables together with such Related Rights, once sold and purchased hereunder, being referred to, collectively, as the “Purchased Receivables”). The Seller shall not request and Purchaser shall not be required to fund more than two (2) purchases per week, to take place on the Monday and Thursday of each week (or, if any such day is not a Business Day, on the immediately following Business Day). No single request for purchase hereunder shall be for an amount less than $250,000. (b) Term. This Agreement shall continue in effect until the Purchase Termination Date, provided that Purchaser shall have the right to terminate this Agreement at any time (i) upon ten (10) days’ prior written notice to Seller in the event that Purchaser is legally prohibited under applicable law or any rule or regulation applicable to Purchaser from being a party to this Agreement or consummating the transactions contemplated hereunder, (ii) as provided in Section 5 below and, (iii) as provided in paragraphs (b), (c) and (d) of Section 7 below; provided further, that Seller shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to Purchasers. Termination shall not affect the rights and obligations of the parties with respect to Purchased Receivables sold hereunder prior to the Purchase Termination Date or are expressed to survive termination hereof. Notwithstanding the foregoing, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, Seller may provide a written request to Purchaser no less than 90 days prior to the then existing Purchase Termination Date of its desire to extend the then current Purchase Termination Date and Purchaser shall notify Seller within 30 days of the then existing Purchase Termination Date whether it has elected and agreed (in its sole discretion) to extend such Purchase Termination Date for a period not longer than an additional term of 728 days from the date of such election by the Purchaser. (c) Conditions Precedent. Each purchase of Proposed Receivables described in a Purchase Request is subject to the satisfaction of the following conditions prior to (and, if applicable, after giving effect to) the proposed Purchase Date, all to the reasonable satisfaction of Purchaser: (i) No event has occurred and is continuing, or would result from such purchase that constitutes a Termination Event or an Unmatured Termination Event; (ii) No Material Adverse Change has occurred since the last purchase of Receivables under this Agreement with respect to Seller or Parent; (iii) [Reserved]; (iv) There are no amounts then due and owing by the Seller to the Account Debtor in respect of any Purchased Receivable (including, without limitation, in relation to any adjustments or settlements related to any preliminary invoices, based on any agreements with respect thereto between the Seller and the Account Debtor) and (B) the Offset Condition shall be satisfied before and after giving effect to the purchase of such Proposed Receivables; (v) [Reserved];

3 743429912 (vi) Purchaser shall have received at least three Business Days prior to any purchase (A) a Purchase Request with respect to the Proposed Receivables, (B) the related Contract (or portion thereof that is permitted to be disclosed to the Purchaser by the parties to such applicable Contract) for such Proposed Receivables, and (C) such additional supporting documentation that Purchaser may have reasonably requested; (vii) Purchaser is not legally prohibited from purchasing the Proposed Receivables listed on the relevant Purchase Request; (viii) The representations and warranties contained in this Agreement and the Purchase Request shall be true and correct (subject to any applicable materiality qualification to the extent expressly set forth in any particular representation or warranty) on and as of such Purchase Date; (ix) Seller and Parent shall be in compliance (subject to any applicable materiality qualification to the extent expressly set forth in any particular covenant or other provision) with each term, covenant and other provision of this Agreement and the Parent Guarantee applicable to Seller or Parent, as applicable; (x) No Event of Repurchase shall then exist hereunder or under (and as defined in) the Prior Agreement, unless Seller has repurchased and paid (or is paying on such proposed Purchase Date and Purchaser is satisfied that Seller will be paying on such proposed Purchased Date in cash), the full amount of the Repurchase Price (or the amount subject to Dispute or Dilution, to the extent provided pursuant to Section 7 hereof) for the affected Purchased Receivables pursuant to the terms of Section 7 hereof; (xi) Following the sale and purchase of the Proposed Receivables set forth in the related Purchase Request, the sum of (x) the Outstanding Aggregate Purchase Amount for all Purchased Receivables hereunder, plus (y) the Prior Agreement Outstanding Aggregate Purchase Amount, which remain outstanding, shall not exceed the Facility Amount hereunder; (xii) (A) No Account Debtor Insolvency Event shall have occurred and be continuing with respect to any Account Debtor obligated on the Proposed Receivables described in such Purchase Request, and no Insolvency Event with respect to Seller or Parent shall have occurred and be continuing; and (B) neither Moody’s nor Standard & Poor’s shall have rated or downgraded Anheuser-Busch InBev SA/NV from its current rating to a rating below Baa3 (in the case or Moody’s) or below BBB- (in the case of Standard & Poor’s); (xiii) [Reserved]; and (xiv) On the initial Purchase Date, Purchaser shall have received each of the following documents, each dated such date and in form and substance satisfactory to Purchaser: (A) Executed counterparts of this Agreement and each of the other Transaction Documents by the parties thereof;

4 743429912 (B) [Reserved]; (C) A certificate of each of the Secretary or Assistant Secretary of Seller and the Parent, certifying the names and true signatures of the incumbent officers authorized on behalf of such Person to execute and deliver this Agreement, each Purchase Request, the other Transaction Documents and any other documents to be executed or delivered by it hereunder, together with its Organizational Documents and board resolutions, evidencing necessary organizational action and governmental approvals, if any, necessary for Seller and Parent to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents. (D) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, listing all effective financing statements, lien notices or comparable documents that name Seller as debtor and that are filed in those state and county jurisdictions in which Seller is organized or maintains its principal place of business or chief executive office and such other searches that Purchaser deems reasonably necessary or appropriate. (E) Acknowledgment copies of proper termination statements (Form UCC-3) and any other relevant filings necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by Seller in the Proposed Receivables. (F) Copies of proper Uniform Commercial Code financing statements identifying Seller as “seller” and Purchaser as “buyer”, together with evidence that they have been duly filed on or before the initial Purchase Date in the correct filing office under the Uniform Commercial Code of the jurisdiction in which seller is located for purposes of the UCC. (G) A good standing certificate for each of Seller and Parent from its respective jurisdiction of organization. (H) A fully completed Seller Information Schedule in the form attached as Schedule 2, containing certain factual information regarding Seller to the extent that such information was not previously delivered to Purchaser. (I) A duly executed Parent Guarantee, together with a secretary’s certificate of Parent and such other documentation relating to Parent as Purchaser may request. (J) A schedule of Receivables purchased by the Purchaser from the Seller on each Purchase Date, as such schedule may be amended, modified, updated or supplemented from time to time as Receivables are purchased hereunder. (d) Purchase Price. The purchase price for any Purchased Receivable purchased on any Purchase Date (the “Purchase Price”) shall be determined on and as of the applicable

5 743429912 Purchase Date (without any subsequent adjustment whether for late payment, credit rating deterioration or otherwise), shall be paid to Seller on the Purchase Date and shall be equal to: Purchase Price = A - (A x (B x (C/360)), where: A = Net Invoice Amount B = Discount Rate C = Number of days between the Purchase Date and the Scheduled Payment Date (including the Purchase Date, but not including the Scheduled Payment Date) (e) On each Purchase Date, the Purchase Price for Purchased Receivables purchased by the Purchaser shall be paid by the Purchaser to such account designated by the Seller in immediately available funds or to the extent that available cash on such date of purchase is less than the Purchase Price, by Seller as a capital contribution by Seller to Purchaser in respect of Seller’s sole membership interest in Purchaser, deemed a concurrent assignment and conveyance thereof, in an amount equal to such difference. (f) True Sale; No Recourse. Except as otherwise provided in Section 7 hereof, each purchase of the Purchased Receivables is made without recourse to Seller, and Seller shall have no liability to Purchaser and Purchaser shall be solely responsible for Account Debtor’s failure to pay any Purchased Receivable when it is due and payable under the terms applicable thereto, including but not limited to as the result of an Account Debtor Insolvency Event, such assumption of credit risk being effective as of the Purchase Date for such Purchased Receivables. Purchaser and Seller have structured the transactions contemplated by this Agreement as a sale, and Purchaser and Seller each agree to treat each such transaction as a “true sale” for all purposes under applicable law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Notwithstanding the intent of the parties hereunder, in the event that the transfers hereunder are recharacterized as other than a sale from the Seller to the Purchaser, then in order to secure all of Seller’s obligations (monetary or otherwise) under this Agreement, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, Seller hereby grants to Purchaser a security interest in all of Seller’s right, title and interest (including any undivided interest of Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Purchased Receivables and all Related Rights with respect thereto, (ii) all Collections with respect to such Purchased Receivables, (iii) [reserved], (iv) [reserved], and (v) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Sold Assets”). (g) Facility Amount. The Seller shall have the unilateral right to reduce the Facility Amount by providing the Purchaser with thirty (30) days’ prior written notice of such reduction in the Facility Amount. The reduction of the Facility Amount shall be effective as of the date set forth in the Seller’s written notice to the Purchaser. 3. REPRESENTATIONS AND WARRANTIES. Until the later of the Purchase Termination Date and the last Invoice Due Date (subject to any provisions hereof which by their

6 743429912 express terms survive termination, and subject to any specific representations which are expressly limited to a particular date or dates) Seller represents and warrants to Purchaser that on the date hereof and on each Purchase Date, the representations and warranties set forth below are true and correct (subject to any applicable materiality qualification to the extent expressly set forth in any particular representation or warranty below): (a) Proposed Receivables. (i) With respect to each transfer of Receivables hereunder, as of the date of the applicable Purchase Request and the related Purchase Date for such Proposed Receivable, the information contained in the applicable Purchase Request in respect of such Proposed Receivable on the applicable Purchase Date is a true and correct list of the Account Debtor’s name, the purchase order numbers, the invoice numbers, the Net Invoice Amount due in respect thereof and the Invoice Due Date, in each case, for each applicable Proposed Receivable that is the subject of such Purchase Request. With respect to the Proposed Receivables listed on the related Purchase Request to be transferred on the applicable Purchase Date, as of the date of the applicable Purchase Request and the related Purchase Date for such Proposed Receivable, (A) all information contained in each Purchase Request is accurate in all respect, (B) each invoice related to such Proposed Receivable is accurate in all respects as of its date and the Purchase Date, as applicable, (C) Purchaser has received true and correct copies of all the relevant documentation relating to each of the Proposed Receivables requested by Purchaser, (D) none of the Proposed Receivables are currently evidenced by “chattel paper” or “instruments” (as each such term is defined in Article 9 of the UCC), (E) each of the Proposed Receivables is in full force and effect and is the valid and binding obligation of the applicable Account Debtor, enforceable in accordance with its terms, and constitutes the applicable Account Debtor’s legal, valid and binding obligation to pay to Seller the amount of the Purchased Receivables, subject to, bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors’ rights, (F) neither Seller nor any Account Debtor is in default in the performance of any of the provisions of the documentation applicable to its transactions included within any Proposed Receivables, including any of the Contracts relating to such Proposed Receivables, (G) each Proposed Receivable and the Contract and sale terms related thereto are not subject to any Dispute, whether arising out of the transactions contemplated by this Agreement or independently thereof and (H) Seller has delivered to the Account Debtor all property or performed all services required to be so delivered or performed by the terms of the documentation giving rise to the Proposed Receivables. The payments due with respect to each Proposed Receivable are not contingent upon Seller’s or Originator’s fulfillment of any further obligation. (ii) With respect to the Proposed Receivables listed on a Purchase Request, as of the date of the applicable Purchase Request and the related Purchase Date for such Proposed Receivables, each Proposed Receivable listed in such Purchase Request is an Eligible Receivable and a bona fide payment obligation of the applicable Account Debtor identified in the applicable invoice and due on the Invoice Due Date for such Proposed Receivable.

7 743429912 (iii) Each Proposed Receivable (A) arises under a Contract between Originator and the applicable Account Debtor, (B) does not require the applicable Account Debtor or any other Person to consent to the transfer, sale or assignment of Seller’s rights to payment under such agreement and (C) does not contain a confidentiality provision that purports to restrict the ability of Purchaser to exercise its rights under this Agreement. (iv) Seller is the legal and beneficial owner of each Proposed Receivable free and clear of any lien, encumbrance or security interest, and upon each purchase of a Proposed Receivable, Purchaser shall acquire valid ownership of each Purchased Receivable and the Collections and Related Rights with respect thereto prior to all other Persons. (v) No sale or assignment hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason. (vi) All Proposed Receivables (i) were originated by Seller in the ordinary course of its business, and (ii) sold to Purchaser hereunder, as applicable, for fair consideration and reasonably equivalent value. (vii) No proceeds of any purchase will be used (i) for any purpose that violates any applicable law, rule or regulation, including Regulations T, U or X of the Federal Reserve Board or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended. (b) Seller. Seller is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified except where the failure to be so qualified would not have a material adverse effect on the ability of Seller to fulfill its obligations hereunder or on the validity or enforceability of, or the rights, remedies or benefits available to Purchaser under this Agreement. Seller is not subject to any Insolvency Event. (c) [Reserved.] (d) No Conflict, etc. The execution, delivery and performance by Seller of this Agreement, each Purchase Request and each other document to be delivered by Seller, (i) are within its corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not contravene (A) its Organizational Documents, (B) any law, rule or regulation applicable to it, (C) any contractual restriction binding on or affecting it or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property. The Agreement has been duly executed and delivered by Seller. Seller has furnished to Purchaser a true, correct and complete copy of its Organizational Documents, including all amendments thereto. (e) Authorizations; Filings. No authorization or approval or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and

8 743429912 performance by Seller of this Agreement or any other document to be delivered thereunder except for the filing of any Uniform Commercial Code financing statements as may be necessary to perfect the sale of Purchased Receivables pursuant to this Agreement and UCC-3 statements releasing existing liens on the Receivables. Other than the Uniform Commercial Code financing statements to be released pursuant to the UCC-3s as aforementioned, no Uniform Commercial Code financing statement or other instrument similar in effect naming Seller as debtor or seller and covering any Purchased Receivable is on file in any filing or recording office, except those filed in favor of Purchaser relating to this Agreement, and no competing notice of assignment or payment instruction or other notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to any Account Debtor, other than those contemplated in the Intercreditor Agreement. (f) Enforceability. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law). (g) Litigation Matters. There is no pending (or, to its knowledge, threatened) action, proceeding, investigation or injunction, writ or restraining order affecting Seller before any court, governmental entity or arbitrator which could reasonably be expected to result in a Material Adverse Change, and Seller is not currently the subject of, and has no present intention of taking any action to commence, an Insolvency Event applicable to Seller. (h) Material Adverse Change. There exists no event which has or is reasonably likely to result in a Material Adverse Change with respect to Seller, Parent or the Ultimate Parent. (i) Change of Control. No Change of Control has occurred. (j) Liens. All Purchased Receivables are free and clear of any Adverse Claim in favor of the Internal Revenue Service, any employee benefit plan, the PBGC or similar entity. (k) [Reserved.] (l) Investment Company Act. Seller is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (“Investment Company Act”). In determining that Seller is not a “covered fund”, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) of the Investment Company Act, and may be able to rely on other exemptions or exclusions. (m) Termination Events. No Termination Event or Unmatured Termination Event has occurred and is continuing. (n) Tax Matters. Seller has filed all material tax returns and reports required by applicable law to have been filed by it and has paid all material taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or

9 743429912 charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established. (o) Accuracy of Information. All information, exhibits, financial statements, documents, books, records or other reports furnished or to be furnished at any time by or on behalf of Seller to Purchaser in connection with the Agreement or any other Transaction Document is or will be complete and accurate in all material respects as of its date or as of the date so furnished and, to the extent materially related to the information then being provided, does not and will not omit to state a fact necessary in order to make the information contained therein with respect to the transactions contemplated by this Agreement, in light of the circumstances under which they were made, not misleading (it being understood that such information may not contain all of the information or disclosure which would be required for inclusion in a registration statement for debt or equity securities issued by Seller). (p) UCC Matters. (i) Seller’s “location” as such term is defined in the applicable UCC is its jurisdiction of organization specified in the preamble to this Agreement, and the address or addresses at which it keeps its records concerning the Proposed Receivables is as set forth herein or otherwise identified to the Purchaser in writing. (ii) Seller’s complete corporate name is set forth in this Agreement, and it does not use and has not during the last five years used any other corporate name, trade name, doing-business name or fictitious name, except for names set forth in a written notice delivered to Purchaser. (q) Money Laundering and Anti-Terrorism Laws; Etc. (i) Neither Seller nor any Affiliate of Seller nor, to the knowledge of Seller, any Account Debtor (A) is, or is owned or controlled by, a Sanctioned Person; (B) is located, incorporated, organized, or resident in a Sanctioned Country; (C) has any business affiliation or commercial dealings with, or investments in, any Sanctioned Country or Sanctioned Person, except in the case of any Affiliate of Seller who is acting in compliance with all applicable Sanctions Laws and Anti-Money Laundering Laws; or (D) is in breach of or is the subject of any action or investigation under any Sanctions Laws or Anti-Money Laundering Laws. (ii) Seller and its Affiliates, and to the knowledge of Seller without any duty to make inquiries, each Account Debtor and each Affiliate of such Account Debtor (A) are in compliance with Sanction Laws, the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, the anti-money laundering and bank secrecy provisions of the Patriot Act, and other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations and (B) have taken appropriate steps to implement policies and procedures reasonably designed to provide that there will be no payments to any government official or employee, political party, candidate for political office, or anyone

10 743429912 else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the U.S. Foreign Corrupt Practices Act of 1977. 4. COVENANTS. Until the later of the Purchase Termination Date and the last Invoice Due Date (subject to any provisions hereof which by their express terms survive termination), Seller agrees to perform the covenants set forth below solely as to itself only: (a) Notice of Disputes, Breaches of Contract, Account Debtor Insolvency Events, Etc. Seller shall deliver to Purchaser a reasonably detailed written notice to Purchaser promptly and in any event within two (2) Business Days after becoming aware or receiving notice of (i) any Dispute asserted or threatened in respect of a Purchased Receivable, (ii) any breach by the applicable Account Debtor of the Contract which might give rise to such Account Debtor failing to pay any invoice amount or give rise to any Dispute, (iii) any Account Debtor Insolvency Event occurring or with respect to which Seller has received actual knowledge, or (iv) it becoming illegal for an Account Debtor to pay all or any part of the invoice amount because of the imposition of any prohibition or restriction on such payments. (b) Contracts; Purchased Receivables. Seller, at its expense, shall timely and fully perform in all material respects with all terms, covenants and other provisions, if any, required to be performed by it under the Contracts related to the Purchased Receivables. The Seller shall enforce the Purchaser’s rights against each applicable Account Debtor under the Contracts related to the Purchased Receivables. (c) Perfection. Seller shall at all times take all action necessary or desirable to maintain in full force and effect the security interests created under this Agreement free and clear of any Adverse Claim created or caused by or arising through or under Seller or any of its Affiliates (other than Purchaser), or as a result of any act or omission of any such party. (d) Existence. Seller will (i) comply in all material respects with all applicable laws, rules, regulations and orders and (ii) preserve and maintain its organizational existence, rights, franchises, qualifications, and privileges. Seller will keep its state of organization as the State of Delaware and principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Receivables at the address set forth in Section 12 hereof or, in each case, upon ten (10) Business Days’ prior written notice to Purchaser, at any other locations in jurisdictions where all actions reasonably requested by Purchaser or otherwise necessary to protect, perfect and maintain Purchaser’s interest in the Purchased Receivables have been taken and completed. (e) Books and Records. Seller will maintain accurate books and accounts with respect to the Purchased Receivables and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold to Purchaser. Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Purchased Receivables (including, without limitation, records adequate to permit the daily identification of each

11 743429912 Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable). (f) Sales, Liens and Debt. Seller will not sell, assign or otherwise dispose of, or cause or create or suffer to exist any lien, encumbrance or security interest, as a result of any act or omission of Seller, upon or with respect to, the Purchased Receivables or upon or with respect to any deposit or other account to which any Collections of any Purchased Receivable are sent, or assign any right to receive income in respect thereof except the interests in favor of Purchaser. (g) Extension or Amendment of Purchased Receivables. Seller will not amend or extend the payment terms under any Purchased Receivables, unless approved in advance in writing by Purchaser, and shall not otherwise waive or permit or agree to any deviation from the terms or conditions of any Purchased Receivable without the prior written consent of Purchaser. (h) Audits and Visits. Seller will, at any time and from time to time during regular business hours as requested by Purchaser, permit Purchaser, or its agents or representatives, upon reasonable notice, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Purchased Receivables owed by Account Debtor including, without limitation, the related Contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Purchased Receivables owed by Account Debtor or Seller’s performance hereunder or under the related Contracts with any of its officers or employees having knowledge of such matters (hereinafter, an “Audit”), provided that, unless a breach or default of Seller’s obligations hereunder occurs and is continuing, only two such Audits in any calendar year shall be at Seller’s expense. Upon reasonable notice, the Seller will provide the Purchaser with any invoice requested with respect to one or more Purchased Receivables. (i) Accounting Treatment. Seller will make all disclosures required by applicable law or regulation with respect to the sale of the Proposed Receivables to Purchaser and account for such sale in accordance with GAAP. (j) Notice. Seller will promptly notify Purchaser of any circumstance that it becomes aware of in connection with a Proposed Receivable that may relate to money laundering, terrorist financing, bribery, corruption, tax evasion or Sanctions. (k) Further Assurances. Seller will, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete ownership of Purchaser of the Purchased Receivables, or to enable Purchaser to exercise or enforce the rights of Purchaser hereunder or under the Purchased Receivables. (l) Taxes. Seller will pay any and all taxes (excluding any Excluded Taxes) relating to the transfer of the Purchased Receivables to Purchaser; except for those taxes that Seller is contesting in good faith and for which adequate reserves have been taken. Seller shall treat each

12 743429912 sale of Purchased Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes. (m) Not Adversely Affect Purchaser’s Rights. Seller will refrain from any act or omission which it reasonably believes might in any way prejudice or limit Purchaser’s rights under any of the Purchased Receivables pursuant to this Agreement. (n) [Reserved]. (o) Change in Business. Except for changes mandated by Applicable Law applicable to the Seller, the Seller will not make any change in the character of its business relating to the administration, servicing and collection of Receivables, which change would materially and adversely affect the collectability of any Purchased Receivable, or otherwise have a Material Adverse Change with respect to the Seller. (p) Mergers, Etc. Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by this Agreement and the Transaction Documents. (q) [Reserved]. (r) Change in Credit and Collection Policy. Except for changes mandated by Applicable Law applicable to the Seller, the Seller shall not make without the prior written consent of the Purchaser (as provided in the following sentence), any change (by amendment or otherwise) to the Credit and Collection Policy, that would materially adversely affect the collectability of the Purchased Receivables or the ability of the Seller to perform its obligations under any related Contract that would in turn materially adversely affect the collectability of the Purchased Receivables (in each case, taken as a whole). If consent of the Purchaser is required pursuant to the immediately preceding sentence, then the Seller will furnish or cause to be furnished to the Purchaser at least ten (10) days prior to the effectiveness of any material change in (or material amendment to) the Credit and Collection Policy, a notice indicating such change or amendment and a request for consent thereto. 5. TERMINATION EVENTS If any Termination Event shall occur, Purchaser may, by notice to Seller, declare the Purchase Termination Date to have occurred and that it shall have no further obligation to purchase any Receivables hereunder; provided that if any of the Termination Events described in paragraph (e) of the definition thereof shall occur, then the obligation of the Purchaser to make purchases hereunder shall cease automatically upon the occurrence of such event, without notice of any kind. Whether or not the expressed intent of the parties that the transfers hereunder constitute sales, is respected or recharacterized, the Purchaser shall have, with respect to the Purchased Receivables, Related Rights and all other Sold Assets, and in addition to all the other rights and remedies available to Purchaser hereunder and under the Transaction Documents (whether prior

13 743429912 to or following any Termination Event), all the rights and remedies of a secured party under any applicable UCC. In connection with any exercise of remedies by Purchaser hereunder following the occurrence of a Termination Event that has not been cured or waived in accordance with this Agreement, Seller agrees that ten (10) Business Days shall be reasonable prior notice to Seller of the date of any public or private sale or other disposition of all or any of the Purchased Receivables and other Sold Assets. 6. [RESERVED.] 7. REPURCHASE EVENTS; INDEMNITIES AND SET-OFF. (a) Repurchase Events. If any of the following events (“Event of Repurchase”) occurs and is continuing with respect to any Purchased Receivable: (i) Such Purchased Receivable, at the time of purchase, did not constitute an Eligible Receivable; or (ii) Without limiting clause (i) above and in addition thereto, any representation or warranty made by Seller under Section 3(a) with respect to such Purchased Receivable is incorrect when made and shall have an adverse effect on the ability to collect the Net Invoice Amount of such Purchased Receivable, as reasonably determined by the Purchaser; or (iii) Seller fails to perform or observe any term, covenant or provision with respect to such Purchased Receivable and such failure shall have a material adverse effect on the ability to collect the Net Invoice Amount of such Purchased Receivable; or (iv) the Account Debtor on such Purchased Receivable asserts an actual Dispute in writing or Dilution has occurred with respect to such Purchased Receivable, excluding any Dispute or Dilution that (A) relates to the acts or omissions of the Purchaser which are (x) in material violation of applicable law relating to such action or omission or (y) in material breach of its obligations hereunder, (B) does not relate to the acts or omissions of the Seller or any of its Affiliates, (C) does not relate to the transfer of such Purchased Receivable from the Seller to the Purchaser and (D) does not relate to the goods or services that are the subject of such Purchased Receivable; or (v) Seller instructs the Account Debtor on such Purchased Receivable to pay amounts owing in respect of such Purchased Receivable to an account other than the Collection Account; then, Seller shall, within one (1) Business Day of demand therefor from Purchaser (such date, the “Repurchase Date”), repurchase all (or any portion) of such Purchased Receivable then outstanding. For the avoidance of doubt, to the extent any portion of a Purchased Receivable is subject to repurchase, the related invoice shall not be divided. The repurchase price (the “Repurchase Price”) for such Purchased Receivable shall be the amount equal to the sum of (i) the Net Invoice Amount relating to such Purchased Receivable less the aggregate amount of all Collections with respect to such Purchased Receivables deposited into

14 743429912 the Collection Account, plus (ii) interest for the period from the Scheduled Payment Date for such Purchased Receivable until the date the Repurchase Price has been repaid in full, at a rate equal to the Discount Rate. Notwithstanding the foregoing, if any Purchased Receivable is subject to a Repurchase Event described above as a result of a Dispute or an event of Dilution which affects or only applies with respect to a portion of such Receivable that is less than 10% of the Net Invoice Amount thereof, the Seller may, in its discretion, elect to satisfy its obligation under this Section 7 by rather than repurchasing such Receivable and paying the Repurchase Price therefor, paying to the Purchaser on what would otherwise have been the Repurchase Date, an amount in cash equal to the entire amount which is the subject of such Dispute or Dilution plus interest due thereon for a period from the Scheduled Payment Date for such Purchased Receivable until the date the Seller pays such amount in full, at a rate equal to the Discount Rate at such time (such amount, the “Subject Payment Amount”). If the Seller elects not to repurchase the entire Receivable but rather pay the Subject Payment Amount with respect thereto then each of the parties hereto hereby agrees, that any such Receivable will remain the property of the Purchaser hereunder and shall not be or be deemed to have been sold back to the Seller on the applicable Repurchase Date. The Repurchase Price or Subject Payment Amount, as applicable, for a Purchased Receivable and all amounts due hereunder with respect to such Purchased Receivable shall be paid to the Collection Account in immediately available funds on the Repurchase Date. Upon the payment in full of the Repurchase Price for a Purchased Receivable and all amounts due hereunder with respect to such Purchased Receivable, such Purchased Receivable shall be automatically and without further action sold by Purchaser to Seller without recourse to or representation or warranty, express or implied, by Purchaser. Upon repurchase by Seller, Seller shall have all right, title and interest in and to such repurchased Purchased Receivables. Seller agrees that Purchaser may set off in the manner set forth in paragraph (f) below against any unpaid obligation of Seller under this Section 7(a). Amounts due hereunder shall accrue interest at the Discount Rate. (b) General Indemnification. (i) Indemnities by Seller. Seller hereby agrees to indemnify Purchaser (together with its officers, directors, agents, representatives, shareholders, counsel and employees, each, an “Indemnified Party”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable attorneys’ fees) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from any of the following: (i) the sale to Purchaser of any Receivable as to which the representations and warranties made herein are not all true and correct on the Purchase Date therefor; (ii) any representation or warranty made by Seller (or any of its respective officers) under or in connection with this Agreement (except with respect to the Purchased Receivables) which shall have been incorrect in any respect when made; (iii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable; (iv) the failure to vest in Purchaser a perfected interest in each Purchased Receivable and other Sold Assets and the proceeds and Collections in respect thereof free and clear of any liens or encumbrances of any kind or nature whatsoever (other than those granted under this Agreement); (v) any Dispute or any other claim related to such Purchased Receivable (or any portion thereof) excluding any Dispute or claim that (A)

15 743429912 relates to the acts or omissions of the Purchaser which are (x) in material violation of applicable law relating to such action or omission or (y) in material breach of its obligations hereunder, (B) does not relate to the acts or omissions of the Seller or any of its Affiliates, (C) does not relate to the transfer of such Purchased Receivable from the Seller to the Purchaser and (D) does not relate to the goods or services that are the subject of such Purchased Receivables; (vi) except as otherwise expressly provided in this Agreement or in any of the other Transaction Documents, the commingling by Seller of Collections at any time with other funds of Seller or any other Person; (vii) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party of whatever sort, whether in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Purchased Receivable with respect thereto; (viii) this Agreement and the transactions contemplated hereby and the purchases of the Purchased Receivables by Purchaser pursuant to the terms hereof, excluding any Dispute or claim that (A) relates to the acts or omissions of the Purchaser which are (x) in material violation of applicable law relating to such action or omission or (y) in material breach of its obligations hereunder, (B) does not relate to the acts or omissions of the Seller or any of its Affiliates, (C) does not relate to the transfer of such Purchased Receivable from the Seller to the Purchaser and (D) does not relate to the goods or services that are the subject of such Purchased Receivables; (ix) any currency restrictions or foreign political restrictions or regulations; (x) any failure by any Person who is not a party to the Intercreditor Agreement and to whom Seller or Purchaser directs or furnishes payment to pay over to the Purchaser reasonably promptly any Collections on account of Purchased Receivables received by it; or (xi) the failure of Seller to perform any of its obligations under this Agreement or under any of the other Transaction Documents. The foregoing indemnification shall not apply in the case any claims, losses or liabilities to the extent resulting solely from (1) the gross negligence or willful misconduct of an Indemnified Party as determined in a final non-appealable judgment by a court of competent jurisdiction, (2) lack of credit worthiness of the related Account Debtor or an Account Debtor Insolvency Event or (3) acts or omissions of the Purchaser (A) which are (x) in material violation of applicable law relating to such action or omission or (y) in material breach of its obligations hereunder, (B) which do not relate to the acts or omissions of the Seller or any of its Affiliates, (C) which do not relate to the transfer of such Purchased Receivable from the Seller to the Purchaser and (D) which do not relate to the goods or services that are the subject of such Purchased Receivables, (4) taxes imposed on Purchaser under FATCA, or (5) with respect to the occurrence of the events set forth in clauses (i), (iii), (iv), (v) or (vi) above, to the extent such Purchased Receivable has been repurchased by the Seller. Amounts due hereunder shall accrue interest at the Delinquent Rate. (ii) [Reserved]. (c) Tax Indemnification. All payments on the Purchased Receivables from the Account Debtors will be made free and clear of any present or future taxes, withholdings or other deductions whatsoever. Seller will indemnify Purchaser for any such taxes, withholdings or deductions other than Excluded Taxes as well as any stamp duty or any similar tax or duty on documents or the transfer of title to property arising in the context of this Agreement which has not been paid by Seller. Further, Seller shall pay, and indemnify and hold Purchaser harmless from

16 743429912 and against, any taxes other than Excluded Taxes that may be asserted in respect of the Purchased Receivables hereunder prior to the date of sale (including any sales, occupational, excise, gross receipts, personal property, privilege or license taxes, or withholdings, but not including taxes imposed upon Purchaser with respect to its overall net income) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller hereunder or otherwise. Amounts due hereunder shall accrue interest at the Delinquent Rate. Notwithstanding the foregoing, the indemnities described herein with respect to tax matters, shall only apply with respect to applicable laws, rules and regulations relating thereto which are in existence on the applicable Purchase Date for any Purchased Receivables hereunder and shall not apply with respect to changes to such laws rules or regulations following such Purchase Date; it being understood and agreed that if the Purchaser and/or any Purchased Receivable becomes (following the applicable Purchase Date therefor) subject to any such tax matters which are not subject to the indemnity or recovery of this paragraph (c), Purchaser shall have the right, upon fifteen (15) days prior written notice to the Seller, to terminate this Agreement and its commitments hereunder and under the other Transaction Documents. If a payment made hereunder to any Indemnified Party would be subject to withholding tax imposed by FATCA if such Indemnified Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Indemnified Party shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by such persons such documentation prescribed by applicable law and such additional documentation reasonably requested by the Seller as may be necessary for such persons to comply with their obligations under FATCA and to determine that such Indemnified Party has complied with such Indemnified Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. (d) Increased Costs. The Purchaser is obtaining the funds to purchase the Purchased Receivables hereunder by selling the Purchased Receivables pursuant to a Receivables Purchase Agreement (the “Receivables Purchase Agreement”) dated as of September 30, 2021 among Constellium Muscle Shoals Funding III LLC, Constellium Muscle Shoals LLC, Deutsche Bank Trust Company Americas and Intesa Sanpaolo S.p.A.. Accordingly, if the Purchaser is required to pay increased costs under Section 7(d) of the Receivables Purchase Agreement and such increased costs relate to the commitment to purchase Receivables under the Receivables Purchase Agreement, but do not relate to the sale and subsequent ownership of Purchased Receivables under the Receivables Purchase Agreement, then the Seller shall pay to the Purchaser or its designee, within five (5) days after receiving a written request therefor, all such increased costs that have been paid by the Purchaser. If such increased costs relating to the commitment under the Receivables Purchase Agreement have retroactive application to the commitment under the Receivables Purchase Agreement, such retroactive increase shall be payable by the Seller in accordance with the terms of this paragraph. If the Purchaser is required to pay increased costs under Section 7(d) of the Receivables Purchase Agreement and such increased costs relate to the purchase and ownership of Purchased Receivables, then (x) if such payment results in an adjustment to the discount rate under the Receivables Purchase Agreement to reflect such increased costs with respect to future purchases (but not with respect to any prior purchases), the Discount Rate hereunder shall be correspondingly adjusted with respect to future purchases (but not with respect to any prior purchases) and such adjustments to the Discount Rate shall apply solely to purchases occurring at least five (5) days after the giving of such notice and (y) to the extent it is not practical to so adjust the Discount Rate prior to the applicable Purchase Date,

17 743429912 promptly after the applicable Purchase Date the Purchaser shall provide the Seller with a written demand for payment to reflect such increased costs paid by the Purchaser with respect to Regulatory Changes that were in existence on the applicable Purchase Date for any Purchased Receivables hereunder but for which the Discount Rate was not adjusted as described in clause (x), which such increased costs shall be effective and payable by the Seller within five (5) days after the giving of such notice. Notwithstanding any other provision, under no circumstances shall the purchase price of a Purchased Receivable be altered after the Purchase Date therefor as a result of the Purchaser being required to pay increased costs under the Receivables Purchase Agreement. (e) Regulatory Indemnity. Seller will indemnify Purchaser for all losses, costs, damages, claims, actions, suits, demands and liabilities (together, the “Losses”) suffered or incurred by or brought against Purchaser arising out of or relating to any Compliance Action, unless such Losses are caused by (i) the gross negligence or intentional misconduct of Purchaser or (ii) do not relate to the transfer of such Purchased Receivable from the Seller to the Purchaser under this Agreement. (f) Set-Off. Seller further agrees that, unless Seller notifies Purchaser in writing that it desires to pay on the date when due any amounts due under this Section 7 and Seller makes such payment to Purchaser in immediately available funds on the date that such payment is due, Seller hereby irrevocably authorizes Purchaser, without further notice to Seller, to set-off such amount against the Purchase Price of any Proposed Receivables to be purchased on or after such due date. (g) UCC. The rights granted to Purchaser hereunder are in addition to all other rights and remedies afforded to Purchaser as a buyer under the UCC or other applicable law. 8. RETAINED OBLIGATIONS. Purchaser shall have no responsibility for, or have any liability with respect to, the performance of any Contract, and neither shall Purchaser have any obligation to intervene in any commercial dispute arising out of the performance of any Contract. All obligations of Seller under each Contract, including all representations and warranty obligations, all servicing obligations, all maintenance obligations, and all delivery, transport and insurance obligations, shall be retained by Seller (the “Retained Obligations”). Neither any claim that Seller may have against any Account Debtor or any other Person, nor the failure of an Account Debtor to fulfill its obligations under the applicable Contracts, shall affect the obligations of Seller to perform its obligations hereunder, and none of such events or circumstances shall be used as a defense or as set-off, counterclaim or cross-complaint as against the performance or payment of any of Seller’s obligations hereunder. 9. COSTS AND EXPENSES; DELINQUENT RATE. (a) Seller shall reimburse Purchaser for all reasonable costs (including reasonable attorneys’ fees and expenses) that Purchaser incurs in connection with the preparation and negotiation of this Agreement, any amendments hereto and the administration, preservation of rights and enforcement hereof. In no event shall such obligation of Seller to reimburse Purchaser include costs incurred by Purchaser in collecting or otherwise enforcing its rights as against the Account Debtors under the Receivables, including, but not limited to, as a result of an Account

18 743429912 Debtor Insolvency Event, unless Seller is in breach or default of the performance of its obligations hereunder or under the terms of such Receivable. (b) Any fees, expenses, indemnity, Repurchase Price or other amounts payable by Seller to Purchaser in connection with this Agreement shall bear interest each day from the date due until paid in full at the Delinquent Rate, whether before or after judgment. Such interest shall be payable on demand. Fees are deemed payable on the date or dates set forth herein; expenses, indemnity, or other amounts payable by Seller to Purchaser are due ten (10) days after receipt by Seller of written demand thereof. 10. GENERAL PAYMENTS. All amounts payable by Seller to Purchaser under this Agreement shall be paid in full, free and clear of all deductions, set-off or withholdings whatsoever except only as may be required by law, and shall be paid on the date such amount is due by not later than 3:00 pm (New York City time) to the account of Purchaser notified to Seller from time to time. For the avoidance of doubt, Seller shall not be responsible for any deductions, set-off or withholdings made by the Account Debtors or required by law, except to the extent provided for in Section 7 above. If any deduction or withholding is required by law other than as Excluded Taxes, Seller shall pay to Purchaser such additional amount as necessary to ensure that the net amount actually received by Purchaser equals to the full amount Purchaser should have received had no such deduction or withholding been required. All payments to be made hereunder or in respect of a Purchased Receivable shall be in USD. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred sixty (360) days. 11. LIMITATION OF LIABILITY. IN NO EVENT SHALL PURCHASER SHALL BE LIABLE TO SELLER FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT (INCLUDING LOST PROFITS OR LOSS OF BUSINESS). 12. NOTICES. Unless otherwise provided herein, any notice, request or other communication which Purchaser or Seller may be required or may desire to give to the other party under any provision of this Agreement shall be in writing and sent by email, hand delivery or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted with receipt confirmed in the case of email, when received if sent by hand delivery or five (5) days after deposit in the mail if mailed, and in each case addressed to Purchaser or Seller as set forth below. Any party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties. If to Seller: Constellium Muscle Shoals LLC 4805 Second Street Muscle Shoals, AL 35661

19 743429912 Attn: Alex Godwin or Treasury Department Fax: 256.386.6980 Email: alex.godwin@constellium.com with a copy to: Constellium Switzerland AG Max Högger-Strasse 6 8048 Zürich, Switzerland Attention: Mark Kirkland, Group Treasurer Office phone : +41 44 438 6642 Email: mark.kirkland@constellium.com If to Purchaser: Constellium Muscle Shoals Funding III LLC 4805 Second Street Muscle Shoals, AL 35661 Attn: Alex Godwin or Treasury Department Fax: 256.386.6980 Email: alex.godwin@constellium.com with a copy to: Constellium Switzerland AG Max Högger-Strasse 6 8048 Zürich, Switzerland Attention: Mark Kirkland, Group Treasurer Office phone : +41 44 438 6642 Email: mark.kirkland@constellium.com Seller agrees that Purchaser may presume the authenticity, genuineness, accuracy, completeness and due execution of any email bearing a scanned signature resembling a signature of an authorized Person of Seller without further verification or inquiry by Purchaser. Notwithstanding the foregoing, Purchaser in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further action by Seller to authenticate any such communication. 13. SURVIVAL. Notwithstanding the occurrence of the Purchase Termination Date, (a) all covenants, representations and warranties made herein shall continue in full force and effect so long as any Purchased Receivables remain outstanding; and (b) Seller’s obligations to indemnify Purchaser with respect to the expenses, damages, losses, costs, liabilities and other obligations shall survive until the later of (i) all applicable statute of limitations periods with respect to actions that may be brought against Purchaser have run and (ii) 365 days following the entry of a final non-appealable order of a court of competent jurisdiction with respect to actions brought against Purchaser or any other Indemnified Party that were initiated prior to the end of the applicable statute of limitations for such actions. 14. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL; ETC.

20 743429912 (a) This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction. (b) Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court. (c) EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT SUCH PERSON MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. 15. GENERAL PROVISIONS. (a) This Agreement represents the final agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter. No provision of this Agreement may be amended or waived except by a writing signed by the parties hereto. (b) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that Seller may not assign any of its rights hereunder without Purchaser’s prior written consent, given or withheld in Purchaser’s sole discretion. Purchaser shall have the right without the consent of or notice to Seller to sell, transfer, negotiate or grant participations in all or any part of, or any interest in, Purchaser’s obligations, rights and benefits hereunder and in any of the Sold Assets hereunder. (c) Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

21 743429912 16. ACKNOWLEDGMENT AND AGREEMENT. By execution below, each party hereto expressly acknowledges and agrees that all of the Purchaser’s right, title, and interests in, to and under this Agreement shall be assigned by the Purchaser to Deutsche Bank Trust Company America. and Intesa Sanpaolo S.p.A. pursuant to the Receivables Purchase Agreement, and each party hereto consents to such assignment. Each of the parties hereto acknowledges and agrees that so long as the Receivables Purchase Agreement is in effect with respect to Deutsche Bank Trust Company Americas and Intesa Sanpaolo S.p.A,. as applicable, Deutsche Bank Trust Company Americas and Intesa Sanpaolo S.p.A. are third party beneficiaries of the rights of the Purchaser arising hereunder. 17. SUCCESSOR LIBOR RATE. If, on any date of determination, the Purchaser reasonably determines in good faith that LIBOR (for purposes of calculating the Discount Rate and Purchase Price, and any other calculations between such parties based on LIBOR) is not ascertainable and the inability to ascertain LIBOR is unlikely to be temporary, each such Person shall notify the other in writing (the occurrence of the foregoing conditions, a “Benchmark Discontinuation Event”) and LIBOR shall, for any related period thereafter, be an alternate benchmark floating term rate of interest established by the Purchaser that is generally accepted as the then prevailing market convention for determining a rate of interest for similar transactions or interest or discount rate calculations in the United States at such time and shall include (i) the spread or method for determining a spread or other adjustment or modification that is generally accepted as the then prevailing market convention for determining such spread, method, adjustment or modification and (ii) other adjustments to such alternate rate and this Agreement (A) to not increase or decrease pricing in effect for any related Purchase Price calculation on the Business Day immediately preceding the Business Day on which such alternate rate is selected pursuant to this provision (but for the avoidance of doubt which would not reduce the applicable Discount Rate) and (B) other changes necessary to reflect the available interest periods for such alternate rate for similar transactions of this type in the United States at such time (any such rate, the “Successor Benchmark Rate”), and the Purchaser and the Seller shall, if necessary or reasonably requested by the Purchaser, enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 15 hereof, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further that if a Successor Benchmark Rate has not been established pursuant to the immediately preceding proviso after the Purchaser has reached such a determination that LIBOR is not or no longer ascertainable, the Purchaser may select a different alternate rate as long as it is reasonably practicable for the Purchaser to administer such different rate and, upon not less than 15 Business Days’ prior written notice to the Purchaser, the Seller and the parties to the Receivables Purchase Agreement, shall enter into an amendment to this Agreement, if necessary or reasonably requested by the Purchaser, to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 15 hereof, such amendment shall become effective without any further action or consent of any other party to this Agreement. For the avoidance of doubt, if a Benchmark Discontinuation Event occurs, the applicable Discount Rate for any previously purchased Receivables hereunder shall remain the rate used in the calculation of Purchase Price for such Proposed Receivable when originally calculated pursuant to Section 2(d), above. Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

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Sch. 1 743429912 Schedule 1 Account Debtors 1. Anheuser-Busch LLC (but only so long as Anheuser-Busch LLC remains a direct or indirect wholly-owned subsidiary of Anheuser-Busch InBev SA/NV)

Sch. 2 743429912 Schedule 2 Seller Information Schedule Actual Name, as reflected in the attached organizational documents (i.e., certified copy of the Certificate of Incorporation, Articles of Formation or Certificate of Limited Partnership): Constellium Muscle Shoals LLC Trade Name(s) (if any): n/a Type and Jurisdiction of Organization (e.g. Delaware corporation, sole proprietorship): Delaware limited liability company Address of Place of Business (if only one) or Chief Executive Office (if more than one place of business): Constellium Muscle Shoals LLC 4805 Second Street Muscle Shoals, AL 35661 Attn: Alex Godwin or Treasury Department Fax: 256.386.6980 Email: alex.godwin@constellium.com Seller Payment Instructions: Account maintained in the name of Constellium Muscle Shoals LLC at Wells Fargo Bank, National Association, with account number 2000013956783 or such other account designated by the Seller from time to time.

Sch. 3 743429912 Schedule 3 Applicable Credit Spreads (Receivables Sale Agreement) Applicable Credit Spread On any applicable date, the “Applicable Credit Spread” for purposes of the Agreement shall be determined on such date based on the grid below depending on the lower of the most recent public issuer credit ratings for Anheuser-Busch InBev SA/NV as provided by S&P and Moody’s. Anheuser-Busch InBev SA/NV, Long Term Rating Applicable Credit Spread S&P Moody’s >= A- A3 1.575% <= BBB+ Baa1 1.575%

Exhibit A-1 743429912 Exhibit A Definitions “ABL Agent”: means Wells Fargo Bank, National Association, as successor in interest to General Electric Capital Corporation, in its capacity as agent under the ABL Credit Agreement, together with its successors and assigns. “ABL Credit Agreement”: means the credit agreement, dated as of December 11, 2013 (as amended, restated, supplemented or otherwise modified from time to time), by and among Constellium Muscle Shoals LLC (f/k/a Wise Alloys LLC), as the borrower, the other credit parties signatory thereto, the ABL Agent, and the lenders signatory thereto. “Account Debtor”: The meaning set forth in the recitals hereto. “Account Debtor Insolvency Event”: With respect to any Account Debtor, such Account Debtor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally (including its obligations under the Receivables), or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Account Debtor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Account Debtor shall take any action to authorize any of the actions set forth above in this definition. “Adverse Claim”: means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing); it being understood that any such interest, lien or claim in favor of, or assigned to the Purchaser hereunder or Constellium Muscle Shoals Funding II, LLC under the Prior Agreement, shall not constitute an Adverse Claim. “Affiliate”: With respect to any Person, each officer, director, general partner or joint- venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 25% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Exhibit A-2 743429912 “Agreement”: The meaning set forth in the first paragraph of the agreement to which this Exhibit is attached. “Applicable Credit Spread”: On any applicable date of determination, means the credit spreads determined at such time in accordance with the credit spread chart set forth on Schedule 3 attached hereto. “Applicable Law”: means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a governmental authority or any interpretation, implementation or application thereof. “Benchmark Discontinuation Event”: The meaning set forth in Section 17 hereof. “Buffer Period”: means five (5) days. “Business Day”: means any day that is not a Saturday, Sunday or other day on which banks in New York City are required or permitted to close. “Capital Stock”: means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests. “Change of Control”: means, if at any time, (i) Constellium SE ceases to own, directly or indirectly, 100% of the Capital Stock of Parent, (ii) Parent ceases to own directly or indirectly, 100% of the Capital Stock of the Originator or (iii) Seller ceases to own, directly or indirectly, free and clear of any Adverse Claim, except with respect to the ABL Credit Agreement, or any other similar incurrence of debt, 100% of the Capital Stock of the Purchaser. “Code”: means the Internal Revenue Code of 1986 and shall include all amendments, modifications and supplements thereto from time to time. “Collections”: means all collections and other proceeds received and payment of any amounts owed in respect of the Purchased Receivables, including, without limitation, all cash collections, wire transfers or electronic funds transfers. “Collection Account”: means the account maintained in the name of Constellium Muscle Shoals Funding III, LLC at Wells Fargo Bank, National Association, with Account No. 4943965525 and ABA No. 121000248. “Compliance Action”: means any action taken by Purchaser (or any action that Purchaser instructs other members of the Purchaser, its Affiliates or subsidiaries to take) to the extent it is legally permitted to do so under the laws of its jurisdiction, which it, in its sole discretion, considers appropriate to act in accordance with Sanctions Laws or domestic and foreign laws and regulations, including without limitation, the interception and investigation of any payment, communication or instruction; the making of further enquiries as to whether a person or entity is subject to any

Exhibit A-3 743429912 Sanctions Laws; and the refusal to process any transaction or instruction that does not conform with Sanctions Laws. “Contracts”: means the contracts and other agreements related to the Purchased Receivables. “Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator, or the Seller in effect on the date of this Agreement and delivered to Purchaser on or prior to the date hereof, as may be modified in compliance with this Agreement and the Transaction Documents. “Defaulted Receivable”: means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 10 days from the original due date for such payment, or (b) without duplication (i) as to which an Account Debtor Insolvency Event shall have occurred, or (ii) that has been (or consistent with its standard Credit and Collection Policies, should have been) written off on Seller’s or Purchaser’s books as uncollectible. “Default Ratio”: means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate outstanding balance of all Purchased Receivables that became or remained Defaulted Receivables during such month, by (b) the aggregate outstanding balance of all Purchased Receivables during the month that is three calendar months before such month. “Delinquency Ratio”: means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate outstanding balance of all Purchased Receivables that were Delinquent Receivables on such day by (b) the aggregate outstanding balance of all Purchased Receivables on such day. “Delinquent Receivable”: means a Receivable as to which any payment, or part thereof, remains unpaid for more than 5 days from the original due date for such payment. “Delinquent Rate”: A rate of interest equal to 2.00% per annum plus the Discount Rate. “Dilution”: All actual offsets to the face value of the Net Invoice Amount for the relating to one or more Purchased Receivables, including, without limitation, customer payment and/or volume discounts, write-offs, deductions, offsets, credit memoranda, returns and allowances, billing errors, rebates and other similar items but no event shall include failure or inability of the Account Debtor to timely pay due to credit-related reasons. “Discount Rate”: On any date of determination, a rate equal LIBOR plus a per annum rate equal to the Applicable Credit Spread at such time. “Dispute”: Any dispute, Dilution, claim, defense or counterclaim relating to one or more Purchased Receivables (other than an adjustment granted with Purchaser’s prior written consent)

Exhibit A-4 743429912 asserted or claimed by the Account Debtor in writing or other reasonable and customary form of business communication and which is not remedied within 10 days regardless of whether the same (i) is in an amount greater than, equal to or less than the applicable Purchased Receivable, or (ii) arises by reason of an act of God, civil strife, war, currency restrictions, foreign political restrictions or regulations, or any other circumstance beyond the control of Seller or the applicable Account Debtor, but shall in no event include the failure of the Account Debtor to timely pay any of its obligations under the Receivable in the absence of a Dispute, Dilution or any other event for which any amount is payable pursuant to Section 6. For the avoidance of doubt, and notwithstanding the foregoing, the failure to make payment of a Purchased Receivable as a result of an Account Debtor Insolvency Event of the applicable Account Debtor shall not be deemed a “Dispute” hereunder. “Eligible Receivable”: A Receivable that satisfies each of the following conditions to the satisfaction of Purchaser: (i) is generated by Seller in the ordinary course of its business from sale of goods or the provision of services to an Account Debtor under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of Seller and the related Account Debtor, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, receivership, conservatorship or other laws relating to or affecting the enforcement of creditors’ rights generally; (ii) such sale of goods or provision of services to the applicable Account Debtor have been fully delivered or performed by Seller, (iii) the Account Debtor with respect to such Receivable is rated investment grade by all nationally recognized statistical rating organizations then rating such Account Debtor; (iv) that by its terms has an Invoice Due Date that is no more than 180 days from the original invoice date and such Invoice Due Date has not occurred, (v) that is owned by Seller, free and clear of all liens, encumbrances and security interests of any Person. (vi) that is freely assignable without the consent of any Person, including the applicable Account Debtor, (vii) for which no default or event of default (howsoever defined) exists under the applicable Contract between Seller and the applicable Account Debtor, (viii) which is not subject to any Dispute or Dilution, (ix) the related Account Debtor has been instructed in writing to make payments on such Receivable only to the Collection Account,

Exhibit A-5 743429912 (x) the related Account Debtor (i) is a resident of the United States of America and has provided Seller with a billing address in the United States of America, (ii) is not an Affiliate of Seller or Parent and (iii) is not a natural person, (xi) such Receivable (i) is denominated and payable only in USD in the United States and (ii) is not payable in installments, (xii) such Receivable is not a Receivable which arose as a result of the sale of consigned goods or finished goods that have incorporated any consigned goods into such finished goods or a sale in which Seller acted as a bailee, consignee or agent of any other Person or otherwise not as principal or otherwise in respect of deferred or unearned revenues, (xiii) such Receivable does not constitute a re-billed amount arising from a deduction taken by the related Account Debtor with respect to a previously arising Receivable, (xiv) as of the related Purchase Date, no Account Debtor Insolvency Event has occurred with respect to the related Account Debtor, such Account Debtor is not delinquent or in default either on more than 5% of its then unpaid and outstanding Receivables, or more than 5% its then unpaid and outstanding Purchased Receivables, (xv) such Receivable (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance, (xvi) such Receivable constitutes an account or a payment intangible as defined in the UCC and is not evidenced by instruments or chattel paper, and (xvii) the related Account Debtor is Anheuser-Busch LLC (but only so long as Anheuser-Busch LLC remains a direct or indirect wholly-owned subsidiary of Anheuser-Busch InBev SA/NV) and/or such other Account Debtors as Purchaser may agree to from time to time in its sole discretion and in a writing signed by the Purchaser. “Event of Repurchase”: The meaning set forth in Section 7(a) hereof. “Excluded Taxes”: Any of the following taxes imposed on or with respect to Purchaser or required to be withheld or deducted from a payment to Purchaser, taxes imposed on or measured by net income (however denominated) or capital, franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of Purchaser being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof), (ii) imposed under or as a result of FATCA, or (iii) that are taxes imposed as a result of a present or former connection between Purchaser and the jurisdiction imposing such tax (other than connections arising from Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, Purchased Receivables under or engaged in any other transaction pursuant to this Agreement).

Exhibit A-6 743429912 “Facility Amount”: Up to USD 300,000,000, as such amount may be reduced from time to time by the Seller in accordance with the terms of Section 2(g) hereof. “FATCA”: means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or as amended or a successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version as described above), any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement. “First Tier Parent Guarantee”: A guarantee agreement in form and substance satisfactory to Seller and Purchaser duly executed and delivered by Parent to Seller, as the purchaser under the Sale Agreement and assigned to Deutsche Bank Trust Company Americas and Intesa Sanpaolo S.p.A. “GAAP”: means generally accepted accounting principles in the United States of America or the International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and related interpretations (in each case as in effect from time to time). “Identification Ratio”: means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate of all Collections during such month on all outstanding receivables originated by the Originator (whether or not Purchased Receivables hereunder (and whether or not then owned, pledged or otherwise assigned by the Originator), which were not, within five (5) Business Days of receipt of such Collections, properly identified as being related or applicable to a particular receivable (whether or not a Purchased Receivable), by (b) the aggregate of all Collections during such month on all outstanding Purchased Receivables, which were, within five (5) Business Days of receipt of such Collections, properly identified as being related or applicable to a particular Purchased Receivable. “Indemnified Amounts”: The meaning set forth in Section 7(b) hereof. “Indemnified Party”: The meaning set forth in Section 7(b) hereof. “Insolvency Event”: With respect to any Person, such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Person shall take any action to authorize any of the actions set forth above in

Exhibit A-7 743429912 this definition; provided, that in the case of the inability of a Person to pay its debts as such debts become due arising by reason of currency restrictions or foreign political restrictions or regulations beyond the control of Seller or such Person, such event shall not be deemed an “Insolvency Event” hereunder. “Intercreditor Agreement”: That certain Intercreditor Agreement, dated as of the date hereof, by and among the ABL Agent, the Purchaser, the Seller and Constellium Muscle Shoals LLC as servicer under the Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time. “Invoice Due Date”: With respect to a Purchased Receivable, the last date identified for timely payment in the applicable original invoice. “LIBOR”: With respect to any purchase of Receivables on any Purchase Date, the offered rate for deposits in U.S. dollars in the London interbank market for a period determined by the Purchaser, by reference to ICE Benchmark Administration Limited (“ICE”) (or the generally accepted industry successor thereto) appearing at Reuters Reference LIBOR01 page (or on any successor thereto or substitute therefor), as of 11:00 a.m. (London time) day that the Purchase Price is paid pursuant hereto; provided, however, that if such a rate (x) ceases to be available on such Reuters Reference LIBOR01 page (or on any generally accepted industry successor thereto or substitute therefor) or (y) is otherwise replaced, withdrawn or ceases to be available in the financial markets generally, then, in either such case, “LIBOR”, on any such date of determination, shall be a rate per annum, for the relevant period, as may be reasonably determined (based on commercially reasonable standards for such determinations at such time) by the Purchaser, and reasonably agreed to, on any such date, by the Seller; provided, further, however, if any such determined rate at any such time is less than 0.0%, then “LIBOR” for purposes hereof in connection with such determination, at such time, shall be deemed to be 0.0%. “Material Adverse Change”: With respect to any Person, an event that results or could likely result in (a) a material adverse change in (i) the business condition (financial or otherwise), operations, performance or properties of such Person, or (ii) the ability of such Person to fulfill its obligations hereunder, or (b) the impairment of the validity or enforceability of, or the rights, remedies or benefits available to, Purchaser under this Agreement. “Moody’s”: Moody’s Investors Service, Inc. “Net Invoice Amount”: The amount shown on the original invoice for the applicable Purchased Receivable as the total amount payable by the applicable Account Debtor, which amount shall be net of any discounts, credits or other allowances identified with specificity on such original invoice. “OFAC”: The meaning set forth in the definition of “Sanctioned Country”. “Offset Condition”: On any date of determination shall be satisfied, so long as (i) the aggregate outstanding Purchase Prices of all Purchased Receivables at such time related to any Account Debtor and its Affiliates (on a combined basis) does not exceed (ii) 90% of (x) the aggregate outstanding principal balance of all receivables payable at such time by such Account Debtor (whether or not such receivables are Purchased Receivables hereunder), minus (y) the

Exhibit A-8 743429912 aggregate amounts of principal and interest, if any, at such time in respect of any amounts which are subject to payment by (whether or not then due and payable) the Seller or any of its Affiliates (on an aggregate basis), to or for the account of such Account Debtor (and any of its Affiliates (on a combined basis). “Organization Documents”: Means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement, or the equivalent thereof; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or any equivalent thereof. “Originator”: means the Seller. “Outstanding Account Debtor Purchase Amount”: As of the date of determination, an amount equal to (i) the aggregate amount paid by Purchaser to Seller in respect of Purchased Receivables of a particular Account Debtor, minus (ii) the aggregate amount of all Collections with respect to such Purchased Receivables actually deposited into the Collection Account. “Outstanding Aggregate Purchase Amount”: As of the date of determination, an amount equal the Outstanding Account Debtor Purchase Amount for all Account Debtors. “Parent”: Constellium International SAS, a French joint stock company. “Parent Guarantee”: A guarantee agreement in form and substance satisfactory to Purchaser duly executed and delivered by Parent to Deutsche Bank Trust Company Americas and Intesa Sanpaolo S.p.A. as the purchasers under the Purchase Agreement. “Person”: An individual, partnership, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof. “Prior Agreement”: The meaning set forth in the recitals hereto. “Prior Agreement Outstanding Aggregate Purchase Amount”: With respect to Purchaser’s commitment under the Prior Agreement, shall have the meaning assigned to the term “Outstanding Aggregate Purchase Amount” in the Prior Agreement. “Proposed Receivables”: With respect to any Purchase Date, the Eligible Receivables proposed by Seller to Purchaser for purchase hereunder and described in a Purchase Request to be purchased on such Purchase Date. “Purchase Date”: Each date on which Purchaser purchases Eligible Receivables.

Exhibit A-9 743429912 “Purchase Price”: The meaning set forth in Section 2(d) hereof. “Purchase Request”: The meaning set forth in Section 2(a) hereof. “Purchase Termination Date”: The date which is the earlier of (i) on which this Agreement terminates pursuant to Section 2(b) hereof, (ii) the date declared by Purchaser in its sole discretion following the occurrence of a Termination Event, (iii) the date declared by the Seller in accordance with the terms of Section 2(b) hereof, and (iv) September 30, 2023, as such date may be extended in accordance with the terms of Section 2(b) hereof. “Purchased Receivables”: The meaning set forth in Section 2(a) hereof. “Purchaser”: The meaning set forth in the preamble hereto. “Receivables”: Any indebtedness or other payment obligation owing to Seller by any Account Debtor (whether constituting an account or payment intangible), including any right to payment of interest or finance charges and other obligations of such Account Debtor with respect thereto, arising out of Seller’s sale and delivery of goods or Seller’s sale and provision of services. “Regulatory Change”: means, relative to any Person: (a) any change in (or the adoption, implementation, administration, change in phase-in or interpretation or commencement of effectiveness of) any: (i) Applicable Law applicable to such Person; (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person of (A) any governmental authority charged with the interpretation or administration of any Applicable Law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Person; (iii) GAAP, IFRS or regulatory accounting principles applicable to such Person and affecting the application to such Person of any Applicable Law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or (iv) notwithstanding the forgoing, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (B) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign governmental or regulatory authorities, shall in each case be deemed to be a “Regulatory Change” occurring and implemented after the date hereof, regardless of the date enacted, adopted, issued or implemented; or

Exhibit A-10 743429912 (b) any change in the application to such Person of any existing Applicable Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(iv) above. “Related Rights”: means, with respect to any Receivable: (a) all of the Seller’s interest in any documents of title evidencing the shipment or storage of any goods that give rise to such Receivable, and all goods (including returned goods) relating to such Receivable, (b) all instruments, chattel paper or other documents or contracts, to the extent evidencing such Receivable, (c) all other security interests or liens and property subject thereto from time to time, to the extent purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, (d) all of the Seller’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time, to the extent supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (e) the Seller’s rights and remedies as against the Originator or Parent under the Sale Agreement and/or any other Transaction Document; and (f) all Collections and proceeds of any of the foregoing. “Repurchase Date”: The meaning set forth in Section 7 hereof. “Repurchase Price”: The meaning set forth in Section 7 hereof. “Repurchase Rate”: For any Purchased Receivable repurchased by the Seller, a rate per annum equal to the Discount Rate. “Repurchase Ratio”: means, the ratio (expressed as a percentage) with respect to any month, equal to (i) the aggregate outstanding balance of all Purchased Receivables which has become the subject of a Repurchase Event, divided by (ii) the aggregate outstanding balance of all Receivables generated by the Seller one month prior to such month. “Retained Obligations”: The meaning set forth in Section 8 hereof. “Sanctioned Country”: A country that is the subject of country-wide or territory wide economic or trade sanctions administered by the US Treasury Department’s Office of Foreign Assets Control (“OFAC”). “Sanctioned Person”: Any of the following currently or in the future: (i) an entity, vessel, or individual named on the list of Specially Designated Nationals or Blocked Persons maintained

Exhibit A-11 743429912 by U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx or on the consolidated list of persons, groups, and entities subject to the European Union financial sanctions currently available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm; (ii) any entity or individual located in or organized under the laws of any Sanctioned Country to the extent that the entity or individual is subject to sanctions under Sanctions Laws; (iii) any entity or individual otherwise a subject of sanctions under Sanctions Laws; and (iv) any entity or individual engaged in sanctionable activities under the Sanctions Laws. “Sanctions Laws”: The sanctions laws, regulations, and rules promulgated or administered by OFAC and the U.S. Department of State, including any enabling legislation or Executive Order related thereto, as amended from time to time; the sanctions and other restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; the United Kingdom, and any similar sanctions laws as may be enacted from time to time in the future by the U.S., the European Union (and any of its member states), or the Security Council or any other legislative body of the United Nations; and any corresponding laws of jurisdictions in which Seller operates or in which the proceeds of the Purchase Price will be used or from which repayments of such obligations be derived. “Scheduled Payment Date”: For any invoice, the date arrived at by adding the Buffer Period to the Invoice Due Date. “Seller”: The meaning set forth in the preamble. “Sold Assets”: The meaning set forth in Section 2(f) hereof. “Standard & Poor’s”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. “Successor Benchmark Rate”: The meaning set forth in Section 17 hereof. “Termination Event”: Each of the following shall be a “Termination Event”: (a)(i) Seller or Parent shall fail to perform or observe any term, covenant or agreement under this Agreement or any Transaction Document and, except as otherwise provided herein, such failure shall continue for five (5) Business days after such Person’s knowledge or notice thereof or (ii) Seller shall fail to make when due any payment or deposit to be made by it under this Agreement including without limitation, any payment or deposit of Collections Due on each Settlement Date or under Section 7(b) of this Agreement and such failure shall continue unremedied for one Business Day; (b) any representation or warranty made by Seller or Parent (or any of their respective officers) under or in connection with this Agreement or any Transaction Document, or any information or report delivered by Seller or Parent pursuant to the Agreement, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and shall continue unremedied for five (5) Business days after such Person’s knowledge or notice thereof;

Exhibit A-12 743429912 (c) Seller shall fail to deliver any report required to be delivered by this Agreement when due; (d) this Agreement or any purchase pursuant to the Agreement shall for any reason: cease to create with respect to the Purchased Receivables, or the interest of Purchaser with respect to such Purchased Receivables shall cease to be, a valid and enforceable first priority perfected ownership interest, free and clear of any Adverse Claim; or there shall exist any Adverse Claim on the Purchased Receivables other than the Adverse Claims created under this Agreement; (e) Seller or Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Seller or Parent shall take any corporate action to authorize any of the actions set forth above in this paragraph; (f) (i) on any date of determination the (A) Default Ratio shall exceed 1.00%, (B) the Delinquency Ratio shall exceed 1.00%; (C) the Repurchase Ratio shall exceed 3.00%, or (D) the Identification Ratio shall exceed 5.00%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.00%, (B) the Delinquency Ratio shall exceed 1.00%, (C) the Repurchase Ratio shall exceed 3.00%, or (D) the Identification Ratio shall exceed 5.00% or (iii) the Offset Condition shall fail to be satisfied; (g) a Change in Control shall occur; (h) (i) Parent or Seller or any of their subsidiaries shall fail to pay any principal of or premium or interest on any of its debt that is outstanding in a principal amount of at least $75,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such debt (and shall have not been waived); or (ii) any other “default”, “event of default” or similar event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such debt and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument; (i) to the extent Ultimate Parent has a credit rating from Standard & Poor’s or Moody’s (including, if applicable, a shadow rating from either such rating agency): (i) such rating shall be downgraded below B- by Standard & Poor’s and below B3 by Moody’s or (ii) such rating of Ultimate Parent is withdrawn by Standard & Poor’s or Moody’s, as the case may be (for the avoidance of doubt, if either Standard & Poor’s or Moody’s takes any of the actions described in

Exhibit A-13 743429912 clauses (i) or (ii) above, whether or not such action is taken by the other or both, such action by either such agency shall constitute a Termination Event hereunder); (j) one or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against Parent or Seller on claims not covered by insurance or as to which the insurance carrier has denied its responsibility; (k) This Agreement, the Parent Guarantee, at any time, ceases to be the legal, valid and binding obligation of the Seller or the Parent, or the Seller or the Parent, at any time, challenges its obligations thereunder; or (l) so long as any purchased receivables remain outstanding thereunder, any “Termination Event” (as defined in the Prior Agreement) shall have occurred and be continuing under the Prior Agreement. “Transaction Documents”: means this Agreement, the Parent Guarantee, the First Tier Parent Guarantee and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement. “UCC”: The Uniform Commercial Code in effect in the State of New York from time to time. “Ultimate Parent” means Constellium SE, a French company. “Unmatured Termination Event”: means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event. “USD”: United States Dollars, the lawful currency of the United States of America.

Exhibit B-1 743429912 Exhibit B Form of Purchase Request [date] Constellium Muscle Shoals LLC 4805 Second Street Muscle Shoals, AL 35661 Attn: Alex Godwin or Treasury Department Fax: 256.386.6980 Email: alex.godwin@constellium.com Reference is hereby made to that certain Receivable Sale Agreement, dated as of September 30, 2021, between Constellium Muscle Shoals LLC (“Seller”) and Constellium Muscle Shoals Funding III, LLC (“Purchaser”) (as it may be amended, modified or supplemented from time to time, the “Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement). Pursuant to the terms of the Agreement, Seller hereby requests that Purchaser purchase from Seller the Proposed Receivables listed herein with an aggregate Net Invoice Amount of USD[_____]. Seller represents and warrants that as of the date hereof and on the Purchase Date: 1. Following the purchase of the Proposed Receivables set forth in this Purchase Request, (A) the Outstanding Aggregate Purchase Amount does not exceed USD [ ] and (B) the Outstanding Account Debtor Purchase Amount with respect to the Purchased Receivables (assuming the Proposed Receivables constitute Purchased Receivables) payable by any Account Debtor does not exceed the sublimit established by Purchaser for such Account Debtor; 2. Seller’s representations, warranties and covenants set forth in the Agreement are true and correct; 3. The conditions precedent for purchase set forth in Section 2(d) of the Agreement have been satisfied; 4. No Event of Repurchase exists on such Purchase Date except for repurchases being effectuated on the date hereof by setoff by Purchaser against the Purchase Price for the Proposed Receivables; and 5. There has not been any Material Adverse Change in Seller. 6. With respect to the related Proposed Receivables offered for sale by Seller to Purchaser based on the approved Account Debtor(s), set forth below is the following: applicable Account Debtor’s legal name, address, the invoice number(s), the stated amount of the invoice(s), the date and term of the invoice(s), the stated due date of such invoice (s), the Scheduled Payment Date of such invoice and the calculation of the Offset Condition:

Exhibit B-2 743429912 [__________________________________________________] [__________________________________________________] [__________________________________________________] Upon acceptance by Purchaser of this Purchase Request and payment of the Purchase Price, Purchaser hereby purchases, and Seller hereby sells, all of Seller’s right, title and interest with respect to the Proposed Receivables on the attached Exhibit as of the date hereof, and the Proposed Receivables shall become Purchased Receivables in the manner set forth in the Agreement. Constellium Muscle Shoals LLC, as Seller By: _______________________________________ Name: Title: PURCHASE REQUEST ACCEPTED: Constellium Muscle Shoals Funding III, LLC By: Name: Title: Date:

Exhibit C-1 743429912 Exhibit C [Reserved]

Exhibit D-1 743429912 Exhibit D Payment Reconciliation Exhibit D shows the payment for each individual invoice related to the Purchased Receivable. Please include all the information in the Purchase Request together with the payment date, payment amount, any Dilutions and the outstanding amount, if any. Account SOLD_TO_NAME (Customer) Address Document No (Invoice No) Amount Invoice Date Invoice Due Date Term Date Payment Date Payment Amount Offsets Outstanding

Exhibit E-1 743429912 Exhibit E Form of Account Debtor Notice